UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

REGENERATIVE MEDICAL TECHNOLOGY GROUP INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

REGENERATIVE MEDICAL TECHNOLOGY GROUP INC.

433 Plaza Real Suite 275

Boca Raton, Florida 33432

(800) 956-3935

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT

OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Dear Regenerative Medical Technology Group Inc., Stockholders:

NOTICE IS HEREBY GIVEN THAT on August 17, 2026, the Board of Directors of Regenerative Medical Technology Group Inc., a Nevada corporation (hereinafter the “Company,” “we,” “our”), approved the following action:

●	To increase the number of authorized shares of common stock of the Company, par value $0.001 per share, from 100,000,000 shares to 400,000,000 shares (the “Capital Increase”).

The Company obtained the written consent of the stockholders holding 1,050,000 shares of issued and outstanding Series AA Preferred Stock, which equals to 67% of the voting power of the Company’s outstanding capital stock, as of August 17, 2026 (the “Majority Stockholders”), to effect the Name Change and the Capital Increase.  Pursuant to Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Name Change and Capital Increase will not be effective until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

THE CAPITAL INCREASE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CAPITAL INCREASE NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE CAPITAL INCREASE.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the Capital Increase before they occur, in accordance with the requirements of United States Federal Securities Laws.  This Information Statement is being mailed on or about August [*], 2026 to all of the Company’s stockholders of record as of the close of business on August 17, 2026.

By Order of the Board of Directors.

/s/ Dave Christensen
Name:	Dave Christensen
Title:	Chief Executive Officer

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

August [*], 2026

REGENERATIVE MEDICAL TECHNOLOGY GROUP INC.

433 Plaza Real Suite 275

Boca Raton, Florida 33432

(800) 956-3935

This Information Statement is distributed to inform our stockholders of action taken without a meeting by the written consent of the holders of a majority of the outstanding voting power of the Company.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished by the Board of Directors of Regenerative Medical Technology Group Inc., a Nevada corporation (the “Company”) (the “Board”), to the holders of record at the close of business on August 17, 2026 of the Company’s outstanding capital shares, par value $0.001, pursuant to Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nevada Revised Statutes.

The cost of preparing and furnishing this Information Statement will be paid by the Company.  We will mail this Information Statement to our registered stockholders and certain beneficial stockholders, when requested by brokerage houses, nominees, custodians, fiduciaries and other similar parties.

This Information Statement informs stockholders of the Capital Increase approved by written consent by the Board and the Majority Stockholders holding 1,050,000 shares of issued and outstanding Series AA Preferred Stock, which equals 67% of the voting power of the Company’s outstanding capital stock, as of August 17, 2026.

Accordingly, all necessary corporate approvals to effectuate the Capital Increase have been obtained.  The Company is not seeking approval from its remaining stockholders.  This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required pursuant to the Exchange Act and the Nevada Revised Statutes of the Capital Increase.  Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Capital Release will not be effective until twenty (20) days after the date a Definitive Information Statement is filed with the Commission and a copy thereof is mailed to each of our stockholders.  The Capital Increase is expected to become effective on or after September [*], 2026, or such later date as all conditions and requirements to effectuate the Capital Increase are satisfied.  Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE CAPITAL INCREASE.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company’s stockholders as of the record date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about August [*], 2026.

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Name Change and Capital Increase may not be effected until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to the Company’s shareholders.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF A STOCKHOLDER HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF REGENERATIVE MEDICAL TECHNOLOGY GROUP INC., DATED AUGUST 17, 2026, IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on August 17, 2026, the Company obtained the written consent of its Board of Directors (the “Board”) and the written consent of the Majority Stockholders holding 1,050,000 shares of issued and outstanding Series AA Preferred Stock, which equals 67% of the voting power of the Company’s outstanding capital stock to effectuate the Name Change and the Capital Increase.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” below.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

In accordance with the Nevada Revised Statutes, as amended, on August 17, 2026, by written consent, the Board adopted resolutions approving an amendment to our Articles of Incorporation, as amended to date (the “Articles of Incorporation”) to effect the Capital Increase.

To obtain the approval of our stockholders for the Capital Increase, we could have convened a special meeting of our stockholders for the specific purpose of voting on the Capital Increase. However, the Nevada Revised Statutes provide that any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action.  To eliminate the costs and management time involved in holding a meeting and obtaining proxies and effect the N Capital Increase as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the Majority Stockholders.

INTRODUCTION

Regenerative Medical Technology Group Inc., a Nevada corporation (the “Company”), is providing this Information Statement to you. We encourage you to read this entire Information Statement carefully, any exhibits attached hereto and the documents referred to in this Information Statement. You may obtain additional information about the Company by following the instructions in “Where You Can Obtain Additional Information” below.

The Board and Majority Stockholders have authorized the Capital Increase.   Stockholders have no rights pursuant to the Nevada Revised Statutes, the Company’s Articles of Incorporation, or the Company’s Bylaws, to exercise dissenters’ rights of appraisal with respect to the Capital Increase.

The Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the company.  Accordingly, this Information Statement is to provide that notice.

This Information Statement contains a brief summary of the material aspects of the Capital Increase approved by the Board and the Majority Stockholders.

Voting on the CORPORAT ACTIONS

As of August 17, 2026, there were issued and outstanding 13,138,968 shares of Common Stock, 1,050,000 shares of Series AA Preferred Stock, 1share of Series CC Preferred Stock, and 9,870 shares of Series DD Preferred Stock.

The holders of common stock are entitled to vote one vote per share. The holders of Series AA Preferred Stock shall have an aggregate vote equal to 67% percent of the total vote on all matters submitted to the stockholders. The holders of the Series CC Preferred Stock and Series DD Preferred Stock are not be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action.

Based on the foregoing, as of August 17, 2026, the Majority Stockholders, which held 1,050,000 shares of Series AA Preferred Stock for votes equal to 67% of the voting equity of the Company, has voted in favor of the Capital Increase, thereby satisfying the requirement pursuant to the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate actions by written consent. The Majority Stockholders are Benito Novas and Dave Christensen.

CORPORATE ACTION

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Company’s Articles of Incorporation, as amended, authorizes the issuance of 100,000,000 shares of Common Stock, par value of $0.001 per share, and 11,000,000 shares of preferred stock, par value of $0.001 per share. The Board and Majority Stockholders have authorized the increase in Common Stock from 100,000,000 to 400,000,000 shares.

The Company’s leadership, at the Board’s discretion, plans to file the increase in authorized shares of common stock with the Secretary of State of Nevada. The increase in our authorized capital stock will become effective on the date of filing. There is no change with respect to the number of authorized preferred shares. Purpose of and Rationale for the Amendment

Purposes of the Increase in Authorized Shares

We are currently authorized to issue a total of 100,000,000 shares of Common Stock. Of this amount, 13,138,968 shares of Common Stock were outstanding as of the record date of August 17, 2026.

We are also required to reserve sufficient shares of Common Stock for issuance upon conversion or exercise of our outstanding convertible securities and warrants. As of the record date, we have potential additional shares issuable upon conversion or exercise totaling approximately 184,156,824 shares of Common Stock (comprising 147,478 shares underlying convertible notes, 13,739 shares underlying Series CC Preferred Stock, 42,986,346 shares underlying Series DD Preferred Stock, and 141,009,261 shares underlying warrants).

Our Board of Directors has determined that it is in our best interest to increase the number of authorized shares of Common Stock to cover the aforementioned conversions and exercises. In addition, the Board of Directors believes that the Amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of Common Stock as the Board of Directors deems necessary or advisable. While we have no firm commitments at present to issue shares of our Common Stock, aside from the conversions and exercises of outstanding securities, we feel it appropriate to increase our authorized number of Common Stock in the event we encounter a potential financing transaction that requires the issuance of shares. We are reliant on investment capital to continue as a going concern.

As a result, our current authorized shares of 100,000,000 is insufficient to cover the estimated 184,156,824 shares of Common Stock necessary for issuance upon exercise or conversion of our outstanding convertible securities and warrants and to plan for future financings. Consequently, the Amendment to increase our authorized shares of Common Stock is necessary in order to validly issue shares of common stock upon the conversion or exercise of these securities. In addition, the Amendment to increase our authorized Common Stock will provide us with additional authorized but unissued shares for general corporate purposes, including raising additional capital through equity and/or convertible debt financings. Aside from the shares of Common Stock that we are required to make available upon the exercise or conversion of the above-mentioned outstanding convertible securities and warrants, we have no firm commitments at present to raise capital. However, as we are reliant on investment funds, management is continually seeking opportunities to raise capital and has engaged in negotiations and is hopeful that these discussions may turn into commitments for capital.

The Board of Directors believes that an increase in the total number of shares of authorized Common Stock will give us greater flexibility in responding quickly to advantageous financing and business opportunities that involve the direct or indirect issuance of additional shares of common stock and attracting and retaining key personnel through the issuance of stock incentive awards. The Amendment to increase our authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized common stock or other securities convertible into or exercisable or exchangeable for common stock without requiring future stockholder approval of such issuances, except as may be required by our Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of our company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company. The Board of Directors is not currently aware of any attempt to take over or acquire our company. While it may be deemed to have potential anti-takeover effects, the amendment is not prompted by any specific effort or takeover threat currently perceived by management.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company, which the stockholders of the Company might view as desirable.

Effects Outstanding Common Stock

The additional shares of Common Stock authorized by the Amendment will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders’ equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

The Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Interests of Certain Persons in the Action

Aside from the holders of convertible notes, preferred stock, and warrants that may convert or exercise into Common Stock, we do not believe that there are stockholders with interests in the Amendment that are different from or greater than those of any other of our stockholders.

Anti-Takeover Effects

Although the Amendment is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock

No Dissenters’ Rights

Under the Nevada Revised Statutes, the Company’s Stockholders are not entitled to dissenters’ rights with respect to the increase in authorized shares, and the Company will not independently provide Stockholders with any such right.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of voting stock of the Company.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Regenerative Medical Technology Group Inc., 433 Plaza Real Suite 275 Boca Raton, Florida 33432.

Applicable percentage ownership is based on 13,738,968 shares of Common Stock outstanding as of the record date, August 17, 2026. In addition, as of August 17, 2026, there were 1,050,000 shares of Series AA Preferred Stock outstanding.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class	Series AA Preferred Stock Owned Beneficially	Percent of Class
Named Executive Officers and Directors
Dave Christensen			50,000	5%
All Executive Officers and Directors as a group (1 person)			50,000	5%
5% or greater shareholders
Ajene Watson LLC and Digital Asset Monetary Network (1)	1,082,477	7.88%
Benito Novas			1,000,000	95%

(1)	Mr. Ajene Watson has investment and voting control over such shares.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our governing documents, the affirmative vote of the holders of a majority of the voting power of our capital stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the majority voting power as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no additional votes will be needed.

REGULATORY APPROVAL

The Company is not aware of any material governmental or regulatory approval required for completion of the Capital Increase, other than compliance with the relevant federal and state securities laws and the Nevada Revised Statutes.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission.  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to Regenerative Medical Technology Group Inc., at 433 Plaza Real Suite 275 Boca Raton, Florida 33432; (800) 956-3935.

NO DISSENTERS’ RIGHTS

Pursuant to the Nevada Revised Statutes, the Capital Increase will not provide stockholders the opportunity to dissent from the corporation action and to receive an agreed or judicially appraised value for their shares of our common stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at at 433 Plaza Real Suite 275 Boca Raton, Florida 33432 (800) 956-3935.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions to be taken by written consent, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

August [*], 2026

/s/ Dave Christensen
Dave Christensen
Chief Executive Officer – Director